UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2021

HEALTHIER CHOICES MANAGEMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way
Hollywood, Florida 33020
(Address of Principal Executive Office) (Zip Code)

(888) 766-5351
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. Entry into a Material Definitive Agreement

On February 7, 2021, Healthier Choices Management Corp. (the “Company”) entered into a Securities Purchase Agreement, pursuant to which the Company sold and issued 5,000 shares of its Series D Convertible Preferred Stock (the “Preferred Stock”) to institutional investors for $1,000 per share or an aggregate subscription of $5,000,000. Subject to a customary “9.99% Beneficial Ownership Limitation blocker,” the Preferred Stock is currently convertible into 2,083,333,333.33 shares of the Company’s Common Stock at a conversion price of $0.0024 per share, with such conversion price subject to adjustment as set forth below and described in the Certificate of Designation.

The foregoing description of the Securities Purchase Agreement is a summary and is qualified in its entirety by reference to the provisions thereof, a copy of which is attached to this Current Report as Exhibit 10.1, which is incorporated by reference herein.

The issuances of the shares of Preferred Stock and the shares of common stock issuable upon conversion thereof were exempt from registration pursuant to the provisions Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D, as promulgated by the Commission. The shares of Preferred Stock and the shares of common stock into which they may be converted constitute restricted securities that may not be offered or sold absent their registration for resale or the availability of an exemption therefrom.

The foregoing description of the Securities Purchase Agreement is a summary and is qualified in its entirety by reference to the provisions thereof, a copy of which is attached to this Current Report as Exhibit 10.1, which is incorporated by reference herein.

ITEM 3.03. Material Modification to Rights of Security Holders.

See Item 5.03 herein for a discussion of the terms of the Series D Stock.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2021, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series D Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware. The number of shares of Series D Stock designated is 5,000 and each share of Series D Stock has a stated value equal to $1,000. Under the terms of the Series D Stock, the Company cannot issue any shares of Common Stock to any holder of Series D Stock, and no holder can convert the Series D Stock into Common Stock, to the extent it would result in the holder’s beneficial ownership being in excess of 9.99% of the outstanding Common Stock.

Voting Rights

Except as otherwise provided herein or as otherwise required by law, the Series D Stock shall have no voting rights. However, as long as any shares of Series D Stock is outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series D Stock, (a) alter or change adversely the powers, preferences or rights given to the Series D Stock or alter or amend the Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series D Stock, (c) increase the number of authorized shares of Series D Stock, or (d) enter into any agreement with respect to any of the foregoing.

Liquidation.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designation), the holders of Series D Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to $1,000 per share of Series D Stock.

Conversion Price

The conversion price for the Series D Stock shall initially equal $0.0024.  Going forward, the conversion price will be lesser of $0.0024 and either
• 85% of the average of the volume weighted average price (VWAP) during the 10 trading days immediately following the effective date and public announcement of the next reverse stock split of HCMC, if any such action shall occur, or
• 80% of the lowest daily VWAP during the 5 trading days immediately preceding the date the conversion shares are either registered for resale or may be sold pursuant to Rule 144.

The rights of the Series D Stock include certain protections in the event of dilutive equity issuances.

The foregoing description of the Series D Stock is not complete and is qualified in its entirety by reference to the full text of the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Healthier Choices Management Corp. Certificate of Designation of Preferences, Rights And Limitations of Series D Convertible Preferred Stock
10.1	Securities Purchase Agreement, dated as of February 7, 2021, by and between Healthier Choices Management Corp. and the purchasers named therein
99.1	Press release of Healthier Choices Management Corp. dated February 8, 2021 announcing the announcing the sale of $5,000,000 of the Company’s preferred stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthier Choices Management Corp.

Date: February 8, 2021	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Healthier Choices Management Corp. Certificate of Designation of Preferences, Rights And Limitations of Series D Convertible Preferred Stock
10.1	Securities Purchase Agreement, dated as of February 7, 2021, by and between Healthier Choices Management Corp. and the purchasers named therein
99.1	Press release of Healthier Choices Management Corp. dated February 8, 2021 announcing the announcing the sale of $5,000,000 of the Company’s preferred stock